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                                                                     Exhibit 1.3


                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                               September 24, 2002

     As counsel for Nuveen Maryland Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 (File Nos. 333-92284 and 811-21153) on August 22, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Very truly yours,

                                               /s/ Bell, Boyd & Lloyd LLC